Exhibit 10.1

THIRD AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT

THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT, is made and entered into as of November 14, 2007, between International Rectifier Corporation, a Delaware corporation (the “Company”), and Mellon Investor Services LLC (F/K/A ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (“Rights Agent”).

W I T N E S S E T H

WHEREAS, The Company and the Rights Agent have previously entered in a certain Amended and Restated Rights Agreement, dated as of December 15, 1998; a certain First Amendment to the Amended and Restated Rights Agreement, dated as of August 11, 2006; and a certain Second Amendment to the Amended and Restated Rights Agreement, dated as of November 20, 2006 (as amended, the “Rights Agreement”);

WHEREAS, the Rights Agreement shall expire pursuant to its terms as of November 21, 2007, unless otherwise extended in accordance with its provisions; and

WHEREAS, the Board of Directors of the Company has authorized the Company to extend the Rights Agreement until November 25, 2008, pending further review.

NOW, THEREFORE, the parties agree as follows:

1.    The Expiration Date (as defined in the Rights Agreement) is hereby extended to November 25, 2008.

2.   Except as set forth herein, the Rights Agreement remains unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

INTERNATIONAL RECTIFIER CORPORATION:

By:

Title:

MELLON INVESTOR SERVICES LLC (f/k/a ChaseMellon Shareholder Services, L.L.C.):

By:

Title: Vice President